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                                                                   EXHIBIT 10.2

                    FORM OF 5% CONVERTIBLE SUBORDINATED NOTE



                            MICRO THERAPEUTICS, INC.
            5% Convertible Subordinated Note, due September 30, 2003


No. CSN-4                                              San Clemente, California
$3,000,000                                                   September 30, 1998

                      Micro Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to Century Medical, Inc. a Japanese corporation ("Century"), or its registered assigns (Century or its assigns being the "Holder"), the principal sum of THREE MILLION DOLLARS ($3,000,000) on September 30, 2003 (the "Maturity"), and to pay interest (computed on the basis of a 365 day year) (i) on the unpaid principal balance thereof from the date of this Note at the rate of five percent (5%) per annum from the date hereof, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date") (commencing October 31, 1998) until such unpaid principal balance shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise) and (ii) to the extent permitted by applicable law on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to ten percent (10%) payable quarterly as aforesaid.

                      The interest and principal payments payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Century in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Century in accordance with the provisions of the Note Agreement.

                      This Note is the sole issue of a 5% Convertible Subordinated Note due September 30, 2003 of the Company issued in an aggregate principal amount of Three Million Dollars ($3,000,000) pursuant to the Convertible Subordinated Note Agreement, dated as of September 23, 1998, by and between the Company and Century (the "Note Agreement"). The Holder of this Note is entitled to the benefits of the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.

                      This Note may be transferred or assigned by Century as provided in the Note Agreement. As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by Century or Century's attorney duly authorized in writing, a new Note for a like aggregate principal amount and otherwise of similar tenor, will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes, and the Company shall not be affected by any notice to the

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 contrary.

                      In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement.

                      This Note is subject to conversion into Common Stock pursuant to the terms and conditions of the Note Agreement and conversion (in the case of the Company) shall be evidenced by a Notice of Conversion as attached hereto. This Note is not subject to prepayment or redemption by the Company prior to its expressed Maturity.

                      The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and subject in right of payment to the Senior Indebtedness (as defined in the Note Agreement), and this Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

                      No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement. All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement.

                      This Note has been delivered to Century in New York, New York, and the Note and the Note Agreement are governed by and shall be construed and enforced in accordance with and the rights of the parties shall be governed by the law of the State of New York excluding choice-of-law principles.

                      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  September 30, 1998
                                             MICRO THERAPEUTICS, INC.


                                             By: /s/  George Wallace
                                                 -----------------------
                                             Its:     President and CEO
                                                 -----------------------

ATTEST:



By:  /s/  Harold A. Hurwitz
    ------------------------

Its: Chief Financial Officer
    -----------------------


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                              NOTICE OF CONVERSION



                      Micro Therapeutics, Inc. hereby irrevocably exercises the option to convert this 5% Convertible Subordinated Note, or portion hereof below designated, into shares of Common Stock in accordance with the terms of the Convertible Subordinated Note Agreement, and represents that the shares issuable and deliverable upon such conversion, together with written confirmation of transmittal of a wire transfer to Century in payment for any fractional shares and in payment of accrued but unpaid interest on the Note or portion of the Note to be converted, and any 5% Convertible Subordinated Note representing any unconverted principal amount hereof, will be issued and delivered to the current Holder of the 5% Convertible Subordinated Note.

                      Principal amount to be converted (if less than all):
$__________


                                             MICRO THERAPEUTICS, INC.


                                             By:
                                                 -----------------------
                                             Its:
                                                 -----------------------


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